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                                    EXHIBIT 6


                             CONSENT OF THE TRUSTEE

          Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by Bay Apartment Communities, Inc. of its SENIOR DEBT SECURITIES, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                    STATE STREET BANK AND TRUST COMPANY


                                    By:  /s/ Robert J. Dunn
                                         -------------------------------
                                         NAME  ROBERT J. DUNN
                                         TITLE VICE PRESIDENT

DATED: JANUARY 6, 1998











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